UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2015

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 27, 2015 Majesco Entertainment Company (the “Company”) and Mr. Rector entered into a Director and Officer Indemnification Agreement in connection with Mr. Rector’s appointment as principal executive officer of the Company (as further described below).

The foregoing summary of the agreement with Mr. Rector is incomplete.  For a full description of the agreement reference is made to Exhibit 10.1 incorporated herein by reference.

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2015 the board of directors (the “Board”) of the Company appointed David Rector as a Class I member, and Chairman, of the Board.

Following the appointment of Mr. Rector, on July 27, 2015, Jesse Sutton resigned from his position as Chief Executive Officer of the Company effective immediately and Mr. Sutton and the Company, entered into a separation agreement (the “Sutton Separation Agreement”).  Under the terms of the Sutton Separation Agreement, Mr. Sutton will, for twenty-four (24) months following his resignation, provide consulting and support services (the “Services”) to the Company’s Download Business (as defined in the Separation Agreement).  Pursuant to the Sutton Separation Agreement, Mr. Sutton is expected to receive a severance payment, which will include 50% of the Net Monthly Revenues (as defined in the Sutton Separation Agreement) generated by the Company from the Download Business (as defined in the Sutton Separation Agreement), but in no even more than $10,000 per month; provided that Mr. Sutton is still providing the Services. In addition, the Company will continue its contributions towards Mr. Sutton’s health care benefits for a period of twelve (12) months following Mr. Sutton’s resignation or until Mr. Sutton becomes covered by an equivalent benefit and Mr. Sutton shall have a period of eighteen (18) months from his date of resignation to exercise any previously issued stock options, except that the original expiration date of any such options shall not be extended.

Following Mr. Sutton’s resignation, the Board then appointed Mr. Rector (age 68) to act in the capacity of principal executive officer of the Company effective immediately. Mr.  Rector will not receive compensation in connection with this title.

Mr. Rector has served as a director of Sevion Therapeutics, Inc. since February 2002 and also serves as a director and member of the compensation and audit committee of the Dallas Gold and Silver Exchange Companies Inc. (formerly Superior Galleries, Inc.) Since January 2014 through present, Mr. Rector serves on the board of directors of MV Portfolios, Inc. (formerly California Gold Corp.) Since 1985, Mr. Rector has been the Principal of The David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From November 2012 through January 2014, Mr. Rector has served as the CEO and President of Valor Gold. Since February 2012 through January 2013, Mr. Rector has served as the VP Finance & Administration of Pershing Gold Corp. From May 2011 through February 2012, Mr. Rector served as the President of Sagebrush Gold, Ltd. From October 2009 through August 2011, Mr. Rector had served as President and CEO of Li3 Energy, Inc. From July 2009 through May 2011, Mr. Rector had served as President and CEO of Nevada Gold Holdings, Inc. From September 2008 through November 2010, Mr. Rector served as President and CEO Universal Gold Mining Corp. From October 2007 through February 2013, Mr. Rector has served as President and CEO of Standard Drilling, Inc.

There is no arrangement or understanding between Mr. Rector and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Rector and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Rector has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In addition, on July 27, 2015, Trent Donald Davis resigned as a Class I member of the Board, effective immediately. Mr. Davis’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The foregoing summary of the separation agreement with Mr. Sutton is incomplete.  For a full description of the agreement reference is made to Exhibit 10.2 incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Form of Personal Indemnification Agreement
10.2	Separation Agreement between Majesco Entertainment Company and Jesse Sutton, dated as of July 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: July 28, 2015	/s/ Gary Anthony
Gary Anthony
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Personal Indemnification Agreement
10.2	Separation Agreement between Majesco Entertainment Company and Jesse Sutton, dated as of July 27, 2015